Exhibit 4.3

THE SCOTTS MIRACLE-GRO COMPANY, as Issuer
THE GUARANTORS PARTY HERETO, as Guarantors
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

_________________
4.000% Senior Notes due 2031

FIRST SUPPLEMENTAL INDENTURE DATED AS OF
June 24, 2021
TO THE INDENTURE DATED AS OF
March 17, 2021
_________________

FIRST SUPPLEMENTAL INDENTURE
This FIRST SUPPLEMENTAL INDENTURE, dated as of June 24, 2021 (this “First Supplemental Indenture”), is by and among The Scotts Miracle-Gro Company, an Ohio corporation (such corporation and any successor, the “Company”), the existing Guarantors (as defined in the Indenture referred to herein) (the “Existing Guarantors”), The Hawthorne Collective, Inc., an Ohio corporation (“New Guarantor”), and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to herein (such corporation and any successor, the “Trustee”). The New Guarantor and the Existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.” Capitalized terms not otherwise defined in this First Supplemental Indenture will have the meanings given to them in the Indenture (as defined below).

WITNESSETH:
WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture, dated as of March 17, 2021 (the “Indenture”), relating to the Company’s 4.000% Senior Notes due 2031 (the “Securities”);
WHEREAS, pursuant to Section 9.01(5) of the Indenture, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, to add any Person as a Guarantor; and
WHEREAS, all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture have been complied with.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Joinder of New Guarantor. The New Guarantor hereby joins in the Indenture as a “Guarantor” thereunder. The New Guarantor hereby assumes the duties and obligations of Guarantors under the Indenture. The New Guarantor agrees to keep and perform all of the covenants, obligations and conditions of Guarantors under the Indenture, on the terms and subject to the conditions set forth in Article X of the Indenture, and to be bound by all other applicable provisions of the Indenture. Upon request from time to time by the Trustee, the New Guarantor shall execute and deliver to the Trustee a notation relating to the New Guarantor’s Guarantee, substantially in the form attached as Exhibit E to the Indenture.
3.Effect of First Supplemental Indenture. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

4.Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This First Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
6.Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
7.Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered all as of the day and year first above written.

COMPANY:
THE SCOTTS MIRACLE-GRO COMPANY
By:	/S/ LEONARD R. ESSEX
Name:	Leonard R. Essex
Title:	Vice President and Corporate Treasurer

NEW GUARANTOR:
THE HAWTHORNE COLLECTIVE, INC.
By:	/S/ ALBERT J. MESSINA
Name:	Albert J. Messina
Title:	Treasurer

EXISTING GUARANTORS:
AEROGROW INTERNATIONAL, INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS LIVE GOODS HOLDINGS, INC.
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SCOTTS TEMECULA OPERATIONS, LLC
SMG GROWING MEDIA, INC.
SMGM LLC
THE SCOTTS COMPANY LLC
1868 VENTURES LLC

By:	/S/ LEONARD R. ESSEX
Name:	Leonard R. Essex
Title:	Vice President and Treasurer

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HAWTHORNE HYDROPONICS LLC THE HAWTHORNE GARDENING COMPANY
By:	/S/ ALBERT J. MESSINA
Name:	Albert J. Messina
Title:	Vice President and Treasurer

HGCI, INC.
By:	/S/ ALBERT J. MESSINA
Name:	Albert J. Messina
Title:	Vice President

OMS INVESTMENTS, INC. SWISS FARMS PRODUCTS, INC. SCOTTS-SIERRA INVESTMENTS LLC
By:	/S/ GREGORY A. LIENING
Name:	Gregory A. Liening
Title:	President and CEO

GENSOURCE, INC.
By:	/S/ LEONARD R. ESSEX
Name:	Leonard R. Essex
Title:	Treasurer

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TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION
By:	/S/ KATHERINE ESBER
Name:	Katherine Esber
Title:	Vice President

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